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                                                                    EXHIBIT 11.1

                           VERAMARK TECHNOLOGIES, INC.
                        CALCULATION OF EARNINGS PER SHARE

                                                                                YEAR ENDED DECEMBER 31,
                                                                         2003            2002              2001
                                                                     -------------   -------------    -------------
BASIC

Net Income (Loss)                                                    $     294,934   $  (2,008,443)   $  (1,802,457)
                                                                     =============   =============    =============

Weighted average common shares outstanding                               8,448,797       8,343,155        8,242,615
                                                                     =============   =============    =============

Income (Loss) per common share                                       $        0.03   $       (0.24)   $       (0.22)
                                                                     =============   =============    =============
DILUTED

Net Income (Loss)                                                    $     294,934   $  (2,008,443)   $  (1,802,457)
                                                                     =============   =============    =============

Weighted average common shares outstanding                               8,448,797       8,343,155        8,242,615
Additional dilutive effect of stock options & warrants after
application of treasury stock method                                       612,337               -                -
                                                                     -------------   -------------    -------------

Weighted average dilutive shares outstanding                             9,061,134       8,343,155        8,242,615
                                                                     =============   =============    =============
Income (Loss) per common share assuming full
dilution                                                             $        0.03   $       (0.24)   $       (0.22)
                                                                     =============   =============    =============

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